Exhibit 99.1

ANALOGIC CORPORATION

8 CENTENNIAL DRIVE

PEABODY, MA 01960

NEWS RELEASE

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

John J. Millerick

SVP, CFO and Treasurer

(978) 326-4000

Mark Namaroff

Director of Strategic Marketing and Investor Relations

(978) 326-4058

mnamaroff@analogic.com

Analogic Corporation Announces Results

for its Second Quarter Ended January 31, 2009

PEABODY, MA (March 5, 2009) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high-precision health and security imaging equipment, today announced results for its second quarter ended January 31, 2009.

Highlights of the quarter included:

•	Revenues of $102.7 million, up $1.1 million over Q1 2009

•	Net Income of $1.4 million, up $1.1 million from Q1 2009

•	Earnings:

•	GAAP: $0.11 per diluted share

•	Non-GAAP: $0.40 per diluted share

•	Recorded a $3.5 million restructuring charge; anticipated annual cost avoidance of $9.8 million

•	Completed repurchase of $25 million of common stock

Revenues for the second quarter ended January 31, 2009, were $102.7 million, compared with first quarter revenues of $101.6 million and the prior year’s second quarter revenues of $99.4 million. Including restructuring charges of $3.5 million, loss from operations for the second quarter was $1.5 million compared with a loss of $1.6 million in the first quarter of fiscal 2009 and income of $7.8 million in the prior year’s second quarter. During the quarter, the Company implemented plans to reduce its workforce by approximately 9% worldwide and expects to achieve cost avoidance of $9.8 million annually.

GAAP net income for the second quarter of fiscal 2009 was $1.4 million, or $0.11 per diluted share, compared with $0.3 million, or $0.02 per diluted share in the first quarter and $7.1 million, or $0.54 per diluted share, for the prior year’s second quarter. Second quarter net income includes $1.6 million of discrete tax benefits primarily related to an IRS refund.

On a non-GAAP basis, income from operations for the second quarter of fiscal 2009 was $3.8 million compared with $1.7 million in the first quarter and $9.3 million in the prior year. Non-GAAP net income for the second quarter was $5.2 million, or $0.40 per diluted share, compared with $2.6 million, or $0.19 per diluted share in the first quarter and $7.9 million, or $0.59 per diluted share, for the prior year’s second quarter.

President and CEO Jim Green commented, “The global economy continues to be a challenge as hospitals reduce spending for large capital equipment, such as computed tomography (CT) medical imaging equipment, and industrial manufacturing firms reduce spending which in turn has an impact on our motion controls business. As I indicated previously, we are operating the business as though fiscal Q1 reset our revenue run rate. We have taken actions during the quarter to adjust the size of the business to maintain profitability and remain cash-flow positive at current revenue levels.”

Green added, “We are now seeing the benefit of the Copley acquisition and we are leveraging our power amplifier engineering expertise across the business. Demand for Magnetic Resonance (MR) amplifiers remains steady. Our Digital Radiography (DR) segment has demonstrated year-to-year growth as our major original equipment manufacturers (OEMs) continue to adopt our direct digital conversion detectors for mammography systems. Recent, positive developments buoy the outlook for our Security segment. Overall, we are confident that Analogic remains well positioned for the current economy and beyond. “

Segment Revenues

Medical Imaging revenues were $61.8 million for the second quarter of fiscal 2009, up $2.5 million or 4% from the first quarter and $8.2 million or 15% over the prior year’s second quarter, due primarily to revenue from Copley MR power systems. CT subsystem revenues were down during the second quarter due to continuing weakness in the healthcare capital equipment market, particularly in the U.S. Revenues for MR power systems were up over prior year due to the inclusion of second-quarter revenues from Copley, which supplies advanced gradient amplifiers to medical OEMs. During the quarter, new contracts were signed with OEM customers in CT and MR.

Digital Radiography revenues were $6.8 million for the second quarter of fiscal 2009, down $0.7 million or 9% from the first quarter and up $1.0 million or 17% over the prior year, driven by increasing sales of tomosynthesis-ready amorphous Selenium direct digital mammography detectors. We continue to expect revenue growth in DR as our customers introduce their systems outside the U.S., and when they receive regulatory clearance to sell in the U.S.

B-K Medical revenues were $20.8 million for the second quarter of fiscal 2009, up $2.0 million or 10% from the first quarter and down $3.9 million or down 16% from the prior year. Revenues were primarily impacted by currency, and to a lesser extent by the anticipation of new product introductions compared with the prior year. During the quarter, the new UltraView™ scanner began shipping, the first HistoScanTM units were sold in Europe and we launched a new consumable sterile biopsy guide. In addition, the new portable FlexFocusTM ultrasound scanner was introduced and is receiving positive feedback from prospective customers. We expect to start production of the FlexFocus™ in the third quarter.

Security Technology revenues were $11.2 million for the second quarter of fiscal 2009, down $1.6 million or 13% from the first quarter and also down 13% from a year earlier due to a decrease in sales of spare parts and accessories. During the quarter, the eXaminerTM SX Explosives Detection System (EDS) received TSA certification, enabling sales into small and midsize U.S. airports as well as opening the door for overseas markets. In addition, the TSA announced its intention to enter into sole source procurement awards with our distribution partner L-3 Communications for $344 million in baggage scanners incorporating Analogic’s EDS technology. The new stimulus package also has the potential to generate additional demand.

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Conference Call

Analogic will conduct an investor conference call on Thursday, March 5, at 11:00 a.m. ET to discuss the results for the second quarter. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s web site at www.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) April 3, 2009. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 39793080. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Friday, April 3, 2009.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email mnamaroff@analogic.com.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Automatic Explosives Detection, Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Advanced Signal Processing. For more information, visit www.analogic.com

Consolidated Statements of Operations (GAAP)

(Unaudited)

	Three Months Ended
(in thousands, except per share data)	Q2 09 Jan. 31, 2009	Q1 09 Oct. 31, 2008	Q2 08 Jan. 31, 2008
Net revenue:
Products	$94,444	$94,947	$94,231
Engineering	6,208	3,493	2,729
Other	2,063	3,112	2,440

Total net revenue	102,715	101,552	99,400

Cost of sales:
Products	61,822	65,278	57,175
Engineering	6,293	3,190	3,120
Other	1,697	1,789	1,765

Total cost of sales	69,812	70,257	62,060

Gross margin	32,903	31,295	37,340

Operating expenses:
Research and product development	11,358	12,567	11,858
Selling and marketing	9,728	9,684	7,985
General and administrative	9,836	10,628	9,696
Restructuring charge	3,488	—	—

Total operating expenses	34,410	32,879	29,539

Income (loss) from operations	(1,507)	(1,584)	7,801

Other income:
Interest income, net	767	1,008	2,484
Other	464	433	421

Total other income	1,231	1,441	2,905

Income (loss) before income taxes	(276)	(143)	10,706
Provision (benefit) for income taxes	(1,695)	(463)	3,559

Net income	$1,419	$320	$7,147

Net income per share:
Basic	$0.11	$0.02	$0.54
Diluted	0.11	0.02	0.54
Dividends declared per share	$0.10	$0.10	$0.10
Weighted-average shares outstanding:
Basic	12,829	13,240	13,174
Diluted	12,876	13,356	13,271

Condensed Consolidated Balance Sheets GAAP

(Unaudited)

(in thousands)	Q2 09 Jan. 31, 2009	Q1 09 Oct. 31, 2008	Q2 08 Jan. 31, 2008
Assets:
Cash, cash equivalents and marketable securities	$147,848	$161,481	$240,511
Accounts receivable, net	62,126	64,144	57,871
Inventories	81,648	79,161	58,287
Other current assets	26,420	33,408	16,892

Total current assets	318,042	338,194	373,561
Property, plant and equipment, net	83,383	83,919	83,690
Other assets	56,478	58,244	20,663

Total Assets	$457,903	$480,357	$477,914

Liabilities and Stockholders’ Equity:
Accounts payable	$24,437	$28,668	$20,329
Accrued liabilities	25,168	22,279	23,994
Advance payments and deferred revenue	10,943	10,391	10,983

Total current liabilities	60,548	61,338	55,306

Long-term liabilities	7,573	8,359	7,757

Stockholders’ equity	389,782	410,660	414,851

Total Liabilities and Stockholders’ Equity	$457,903	$480,357	$477,914

UNAUDITED SUPPLEMENTAL INFORMATION—RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The Company provides non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income, non-GAAP income before taxes, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company’s operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-based compensation expense. The Company incurs expense related to share-based compensation included in its GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates, the expected term and forfeiture rates of the awards. In accordance with SFAS No. 123R, share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of the Company’s operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Acquisition related expenses. The Company incurs amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Management believes that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Executive transition expenses. James W. Green was appointed as our President and CEO on May 21, 2007. Since his arrival Mr. Green made a number of changes in the senior leadership team reporting to him. As such, the Company incurred charges for severance, executive search, relocation and other related expenses. Management believes these charges should be excluded from the non-GAAP results because they were one-time items not associated with the ongoing operations of the business.

Restructuring charge. The Company continuously strives to improve its operating efficiency. During the three months ended January 31, 2009, the Company reduced its work force by 145 employees or approximately 9% worldwide. The total cost of these activities was $3,811,000 of which $3,488,000 was recorded as an operating expense during the three months ended January 31, 2009. An additional $323,000 was charged against restructuring accruals previously recorded as part of the Copley acquisition. Management believes that exclusion of these expenses allows for comparisons of operating results that are consistent over time.

Gain on sale of investments and other. During the three months ended January 31, 2008, the Company received $555,000 from its insurance company as reimbursement for legal fees incurred in relation to an indemnification matter related to the Company’s sale of its wholly-owned subsidiary Camtronics Medical Systems, Ltd. in November 2005. The $555,000 gain was recorded as other income during the three months ended January 31, 2008.

Adjustments for related tax impact. For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, management adjusts the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on the Company’s income tax provision (benefit).

Management excludes the above described expenses and their related tax impact in evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Statement of Operations Reconciliation

	Three Months Ended
(in thousands, except per share data)	Q2 09 Jan. 31, 2009	Q1 09 Oct. 31, 2008	Q2 08 Jan. 31, 2008
GAAP Gross Margin	$32,903	$31,295	$37,340
Share-based compensation	64	81	67
Acquisition related expense	286	1,148	—

Non-GAAP Gross Margin	$33,253	$32,524	$37,407

Percent of Total Revenue	32.4%	32.0%	37.6%

GAAP Operating Expenses	$34,410	$32,879	$29,539
Share-based compensation	(972)	(1,581)	(1,002)
Executive transition	—	—	(426)
Restructuring charge	(3,488)	—	—
Acquisition related expense	(451)	(447)	—

Non-GAAP Operating Expenses	$29,449	$30,851	$28,111
Percent of Total Revenue	28.7%	30.4%	28.3%

GAAP Income (Loss) from Operations	$(1,507)	$(1,584)	$7,801
Share-based compensation	1,036	1,662	1,069
Executive transition	—	—	426
Restructuring charge	3,488	—	—
Acquisition related expense	737	1,595	—

Non-GAAP Income from Operations	$3,754	$1,673	$9,296
Percent of Total Revenue	3.7%	1.6%	9.4%
GAAP Other Income	$1,231	$1,441	$2,905
Gain on sale of investments and Other	—	—	555

Non-GAAP Other Income	$1,231	$1,441	$2,350

GAAP Income Before Income Taxes	$(276)	$(143)	$10,706
Share-based compensation	1,036	1,662	1,069
Executive transition	—	—	426
Acquisition related expense	737	1,595	—
Restructuring charge	3,488	—	—
Gain on sale of investments and Other	—	—	(555)

Non-GAAP Income Before Income Taxes	$4,985	$3,114	$11,646

Percent of Total Revenue	4.9%	3.1%	11.7%

GAAP Net Income	$1,419	$320	$7,147
Share-based compensation	884	1,194	829
Executive transition	—	—	269
Acquisition related expense	501	1,037	—
Restructuring charge	2,372	—	—
Gain on sale of investments and Other	—	—	(350)

Non-GAAP Net Income	$5,176	$2,551	$7,895

Percent of Total Revenue	5.0%	2.5%	7.9%
GAAP Diluted EPS	$0.11	$0.02	$0.54
Effect of non-GAAP adjustments	0.29	0.17	0.05

Non-GAAP Diluted EPS	$0.40	$0.19	$0.59